As filed with the Securities and Exchange Commission on July 28, 2011
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHSTREAM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1443555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification Number)
209 10th Avenue South, Suite 450
Nashville, Tennessee 37203
(615) 301-3100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Robert A. Frist, Jr.
President, Chief Executive Officer and Chairman
HealthStream, Inc.
209 10th Avenue South, Suite 450
Nashville, Tennessee 37203
(615) 301-3100
(Name, address, including zip code, and telephone number
including area code, of agent for service)
Copy to:
J. Page Davidson
Laura R. Brothers
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
(615) 742-6200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Shares to	Amount to be	Offering Price Per	Aggregate Offering	Amount of Registration
be Registered	Registered (1)(2)	Unit (1)(2)	Price (1)(2)(3)	Fee (4)
Common Stock, no par value per share			$75,000,000	$8,708

(1)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to the securities to be registered pursuant to General Instruction II.D. of Form S—3 under the Securities Act of 1933, as amended (the “Securities Act”). The securities covered by this Registration Statement may be sold or otherwise distributed separately or together with any other securities covered by this Registration Statement.

(2)	An indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices.

(3)	Estimated solely for purposes of calculating the registration fee under Rule 457 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy the securities described herein in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2011
PROSPECTUS
$75,000,000
HEALTHSTREAM, INC.
Common Stock

     HealthStream, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings common stock, no par value per share, up to a maximum aggregate offering price of $75,000,000.
     We may offer and sell common stock in amounts, at prices and on terms determined at the time of the offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell these securities from time to time in such amounts and with such discounts and commissions as set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is listed on the NASDAQ Global Market and trades on that exchange under the symbol “HSTM.” On July 27, 2011, the closing price of our common stock on the NASDAQ Global Market was $13.65 per share. You are urged to obtain current market quotations of the common stock.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
     We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
     Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2011.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
HEALTHSTREAM, INC	1
RISK FACTORS	2
FORWARD LOOKING STATEMENTS	2
USE OF PROCEEDS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	3
DESCRIPTION OF COMMON STOCK	4
SELLING SECURITY HOLDERS	7
PLAN OF DISTRIBUTION	7
EXPERTS	8
LEGAL MATTERS	8

i

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we, and certain holders of our securities, may, from time to time, sell the securities described in this prospectus in one or more offerings.
     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
     Each time we, or a selling security holder, sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.
     We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.
     Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “HealthStream” or the “Company” as used in this prospectus refer to HealthStream, Inc.
HEALTHSTREAM, INC.
     HealthStream provides Internet-based learning and research solutions for healthcare organizations—all designed to assess and develop the people that deliver patient care which, in turn, supports the improvement of business and clinical outcomes. Our learning products are used by healthcare organizations to meet a broad range of their training, certification, and development needs, while our research products provide our customers information about patients’ experiences, workforce engagement, physician relations, and community perceptions of their services. HealthStream’s customers include healthcare organizations, pharmaceutical and medical device companies, and other participants in the healthcare industry. Our customer base across both our learning and research business units includes over 2,500 healthcare organizations (predominately acute-care facilities) throughout all 50 states of the United States.
     The Company’s core learning product is the HealthStream Learning Center® (HLC), our proprietary learning platform provided through the Internet via software-as-a-service. At June 30, 2011, HealthStream had approximately 2.5 million contracted, primarily hospital-based subscribers, to the HLC. We deliver educational activities and training courseware to our customers through the HLC platform. Our research products and service offerings include quality and satisfaction surveys, data analyses of survey results, and other research-based measurement tools focused on patients, physicians, employees, and members of the community. The Company’s core research product is the Patient Insights™ survey, which accounts for approximately half of our research product business.

     Headquartered in Nashville, Tennessee, the Company was incorporated in 1990 and began providing its Internet-based solutions in 1999 and its survey and research solutions in 2005. Including an additional office in Laurel, Maryland, HealthStream had 394 full-time and 83 part-time employees as of June 30, 2011. HealthStream has evolved from a company with an initial focus on technology-based training to a company providing outcomes-focused learning and research solutions to the nation’s healthcare providers.
     Our principal executive offices are located at 209 10th Avenue South, Suite 450, Nashville, Tennessee, 37203 and our telephone number at these offices is (615) 301-3100. Our internet address is www.healthstream.com. Please note that our website is provided as an inactive textual reference and the information on our website is not incorporated by reference in this prospectus.
RISK FACTORS
     An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus, and in the documents and reports we file with the SEC after the date of this prospectus which are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
FORWARD-LOOKING STATEMENTS
     This prospectus (including the documents incorporated by reference) contains, and any accompanying prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include discussions regarding the Company’s operating strategy, strategic plan, industry and economic conditions, financial condition, liquidity and capital resources, and results of operations. You can identify these statements by forward-looking words such as “expects,” “anticipates,” “intends,” “believes,” “may,” “will,” “should,” “continue” and similar language or the negative of such terms or other comparable terminology. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we cannot assure you that our plans, objectives, expectations and prospects will be achieved. Our actual results could differ materially from the results anticipated by the forward-looking statements as a result of many known and unknown factors, including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. The Company does not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this prospectus or any accompanying prospectus supplement to reflect events or circumstances occurring after the date of this prospectus or any accompanying prospectus supplement or to reflect the occurrence of unanticipated events.
USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include potential acquisitions, capital expenditures and investments. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. The Company will not have access to any net proceeds attributable to selling security holders.

WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.healthstream.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any accompanying prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any accompanying prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the sale of all the securities covered by this prospectus.
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

•	Our Current Reports on Form 8-K filed with the SEC on March 31, 2011 and June 1, 2011.

•	The description of our common stock, no par value per share, contained in our Registration Statement on Form S-1 filed with the SEC on October 13, 1999, including all amendments and reports filed for purposes of updating such description.
     Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus, the registration statement of which this prospectus is a part, or any prospectus supplement.

     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
HealthStream, Inc.
209 10th Avenue South, Suite 450
Nashville, Tennessee 37203
Attention: Investor Relations
Telephone: (615) 301-3237
DESCRIPTION OF COMMON STOCK
     The following is a description of our common stock and certain provisions of our Fourth Amended and Restated Charter and Amended and Restated Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Fourth Amended and Restated Charter and Amended and Restated Bylaws, copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
     The authorized capital stock of HealthStream consists of 75 million shares of common stock, no par value. As of July 25, 2011, 22,118,685 shares of HealthStream common stock were outstanding. The Company is authorized to issue up to 10 million shares of preferred stock, no par value, in one or more series, having the relative voting powers, designations, preferences, rights and qualifications, limitations or restrictions, and other terms as the Board of Directors may fix in providing for the issuance of such series, without any vote or action of the shareholders. As of July 25, 2011, 3,468,250 shares of HealthStream common stock were reserved for issuance upon the exercise of outstanding stock options under various employee stock option plans.
     The outstanding shares of HealthStream common stock are fully paid and nonassessable. Holders of HealthStream common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of HealthStream common stock do not have pre-emptive rights and are not entitled to cumulative voting rights with respect to the election of directors. HealthStream common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the common stock. Holders of HealthStream common stock are entitled to, in the event of liquidation, share ratably in all assets remaining after payment of liabilities.
Election of Directors
     The Company’s Fourth Amended and Restated Charter and Amended and Restated Bylaws provide that the Company’s Board of Directors is to be divided into three classes as nearly equal in number as possible. Directors are elected by classes to three-year terms, so that approximately one-third of the directors of HealthStream are elected at each annual meeting of the shareholders. In addition, HealthStream’s Amended and Restated Bylaws provide that the power to increase or decrease the number of directors and to fill vacancies is vested in the HealthStream Board of Directors. The overall effect of these provisions may be to prevent a person or entity from seeking to acquire control of HealthStream through an increase in the number of directors on the HealthStream Board of Directors and the election of designated nominees to fill newly created vacancies.
Dividends
     Holders of HealthStream’s common stock are entitled to receive dividends when, as and if declared by HealthStream’s Board of Directors out of funds legally available for dividends. HealthStream has never declared or paid any dividends on its common stock.

Supermajority Vote
     HealthStream’s Fourth Amended and Restated Charter provides that the affirmative vote of at least two-thirds of the voting power of the outstanding shares of our capital stock outstanding and entitled to vote is required to amend or repeal, or to adopt any provision inconsistent with, certain provisions of the Company’s Fourth Amended and Restated Charter.
Anti-Takeover Statutes
Tennessee Business Combination Act
     The Tennessee Business Combination Act provides that an interested shareholder (defined as a person owning, either directly or indirectly, 10% or more of the voting securities in a Tennessee corporation) cannot engage in a business combination with that corporation unless the transaction takes place at least five years after the interested shareholder first becomes an interested shareholder, and unless either the transaction (a) is approved by at least two-thirds of the shares of the corporation not beneficially owned by an interested shareholder or (b) satisfies certain fairness conditions specified in the Tennessee Business Combination Act relating to the price to be paid to the non-interested shareholders in such transactions.
     These provisions apply to Tennessee corporations unless one of two events occurs. A business combination with an entity can proceed without the five-year moratorium if the business combination or transaction resulting in the shareholder becoming an interested shareholder is approved by the target corporation’s board of directors before that entity becomes an interested shareholder. Alternatively, the corporation may enact an amendment to its charter or bylaws to remove itself entirely from the Tennessee Business Combination Act. This amendment must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote and may not take effect for at least two years after the vote.
Tennessee Control Share Acquisition Act
     The Tennessee Control Share Acquisition Act takes away the voting rights of a purchaser’s shares any time an acquisition of shares in a Tennessee corporation brings the purchaser’s voting power to 20%, 33-1/3%, or more than 50% of all voting power in such corporation. The purchaser’s voting rights can be maintained or re-established only by a majority vote of all the shares entitled to vote generally with respect to the election of directors other than those shares owned by the acquirer and the officers and inside directors of the corporation.
     The Tennessee Control Share Acquisition Act applies only to a corporation that has adopted a provision in its charter or bylaws declaring that the Tennessee Control Share Acquisition Act will apply.
     Our Fourth Amended and Restated Charter has not adopted such a provision, and, therefore, we are not subject to such act.
Tennessee Greenmail Act
     The Tennessee Greenmail Act prohibits a Tennessee corporation whose stock is registered or traded on a national securities exchange or registered with the SEC, from purchasing, directly or indirectly, any of its shares at a price above the market value of the shares from any person who holds more than 3% of the class of securities to be purchased if such person has held the shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of the class. Under the Tennessee Greenmail Act, the market value of the shares is defined as the average of the highest and lowest closing market price for the shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of the shares has commenced a tender offer or announced an intention to seek control of the corporation.

     Our common stock is traded on the Nasdaq Global Market and, therefore, is subject to such act.
Indemnification
     The Company’s Fourth Amended and Restated Charter provides that, to the fullest extent permitted by the Tennessee Business Corporation Act, or TBCA, a director will not be liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. Under the TBCA, directors have a fiduciary duty which is not eliminated by this provision in the Company’s Fourth Amended and Restated Charter. In some circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the TBCA for:
•	breach of the director’s duty of loyalty;

•	acts or omissions which are found by a court of competent jurisdiction to be not in good faith or knowing violations of law;

•	actions leading to improper personal benefit to the director; and

•	payment of dividends that are prohibited by the TBCA.
     The Company’s Fourth Amended and Restated Charter provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.
     The TBCA provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if the director or officer acted in good faith or reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interests. In all other civil cases, a corporation must indemnify a director or officer who reasonably believed that his or her conduct was not opposed to the best interests of the corporation. In connection with any criminal proceedings, a corporation may indemnify any director or officer who had no reasonable cause to believe that his or her conduct was unlawful.
     In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification of a director or officer if the director or officer is adjudged liable in a proceeding because a personal benefit was improperly received.
     In cases when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding brought because of his or her status as a director or officer of a corporation, the corporation must indemnify the director or officer against reasonable expenses incurred in the proceeding. Also, the TBCA provides that a court may order a corporation to indemnify a director or officer for reasonable expense if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the individual acted in good faith or reasonably believed his or her conduct was in the corporation’s best interest.
     The Company’s Amended and Restated Bylaws provide that it shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the TBCA. The Company also maintains insurance to protect any director against any liability and has entered into indemnification agreements with its directors to create a contractual obligation to indemnify its directors. These agreements, among other things, indemnify the Registrant’s directors for some expenses, judgments and fines and amounts paid in settlement, actually and reasonably incurred by any of these persons in any action, suit or proceeding arising out of the person’s services as the Registrant’s director.
Transfer Agent
     ComputerShare serves as the registrar and transfer agent for our common stock.

SELLING SECURITY HOLDERS
     The securities covered by this prospectus include securities that may be offered or sold by holders other than us. In such a case, we will provide you with a prospectus supplement naming the selling security holders, the amount of securities of the class owned by such holder before and after the offering, the amount of securities to be registered and sold and any other terms of the securities being sold by each selling security holder. A selling security holder may resell all, a portion or none of such holder’s securities at any time and from time to time in an offering covered by this prospectus and the accompanying prospectus supplement. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Global Market or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them from us or from purchasers of the securities and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
     Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by the Company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
     If an underwriter or underwriters are utilized in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.
     If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the prospectus supplement relating thereto.
     Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.
     Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     The securities may also be resold by security holders in the manner provided in the applicable prospectus supplement.
EXPERTS
     The consolidated financial statements of HealthStream, Inc. appearing in HealthStream, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by HealthStream (except any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee:

SEC Registration Fee	$8,708
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$100,000
Printing Expenses	$5,000
Miscellaneous	$2,500

Total	$216,208

Item 15. Indemnification of Directors and Officers.
     The Company’s Fourth Amended and Restated Charter provides that, to the fullest extent permitted by the TBCA, a director will not be liable to the Company or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. Under the TBCA, directors have a fiduciary duty which is not eliminated by this provision in the Company’s Fourth Amended and Restated Charter. In some circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the TBCA for:
•	breach of the director’s duty of loyalty;

•	acts or omissions which are found by a court of competent jurisdiction to be not in good faith or knowing violations of law;

•	actions leading to improper personal benefit to the director; and

•	payment of dividends that are prohibited by the TBCA.
     The Company’s Fourth Amended and Restated Charter provision does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.
     The TBCA provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if the director or officer acted in good faith or reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in the corporation’s best interests. In all other civil cases, a corporation must indemnify a director or officer who reasonably believed that his or her conduct was not opposed to the best interests of the corporation. In connection with any criminal proceedings, a corporation may indemnify any director or officer who had no reasonable cause to believe that his or her conduct was unlawful.
     In actions brought by or in the right of the corporation, however, the TBCA does not allow indemnification if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification of a director or officer if the director or officer is adjudged liable in a proceeding because a personal benefit was improperly received.

     In cases when the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding brought because of his or her status as a director or officer of a corporation, the corporation must indemnify the director or officer against reasonable expenses incurred in the proceeding. Also, the TBCA provides that a court may order a corporation to indemnify a director or officer for reasonable expense if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, whether or not the individual acted in good faith or reasonably believed his or her conduct was in the corporation’s best interest.
     The Company’s Amended and Restated Bylaws provide that it shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the TBCA. The Company also maintains insurance to protect any director against any liability and has entered into indemnification agreements with its directors to create a contractual obligation to indemnify its directors. These agreements, among other things, indemnify the Company’s directors for some expenses, judgments and fines and amounts paid in settlement, actually and reasonably incurred by any of these persons in any action, suit or proceeding arising out of the person’s services as the Company’s director.
Item 16. Exhibits.

Exhibit
Number	Description
1.1	Form of Underwriting Agreement for common stock *

3.1	Fourth Amended and Restated Charter of HealthStream, Inc. (1)

3.2	Amended and Restated Bylaws of HealthStream, Inc. (1)

4.1	Specimen of Common Stock Certificate (1)

5.1	Opinion of Bass, Berry & Sims PLC**

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (See page II-5 of this Registration Statement)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-88939).

*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Company on Form 8-K and incorporated by reference therein.

**	Filed herewith.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or seller such securities to such purchaser:
          (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of HealthStream’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that,
     (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on July 28, 2011

HEALTHSTREAM, INC.
By:	/s/ Robert A. Frist, Jr.
Robert A. Frist, Jr.
Chief Executive Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Frist, Jr. and Gerard M. Hayden, Jr. and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments and amendments pursuant to Section 462 of the Securities Act) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Frist, Jr.	President, Chief Executive Officer	July 28, 2011
Robert A. Frist, Jr.	and Chairman (Principal Executive Officer)

/s/ Gerard M. Hayden, Jr.	Chief Financial Officer and Senior	July 28, 2011
Gerard M. Hayden, Jr.	Vice President (Principal Financial and Accounting Officer)

/s/ Thompson Dent	Director	July 28, 2011
Thompson Dent

/s/ Frank Gordon	Director	July 28, 2011
Frank Gordon

/s/ C. Martin Harris	Director	July 28, 2011
C. Martin Harris

/s/ Jeffrey L. McLaren	Director	July 28, 2011
Jeffrey L. McLaren

Signature	Title	Date

/s/ Dale Polley Dale Polley	Director	July 28, 2011

/s/ Linda Rebrovick Linda Rebrovick	Director	July 28, 2011

/s/ Michael Shmerling Michael Shmerling	Director	July 28, 2011

/s/ William Stead William Stead	Director	July 28, 2011

/s/ Deborah Taylor Tate Deborah Taylor Tate	Director	July 28, 2011

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Form of Underwriting Agreement for common stock*

3.1	Fourth Amended and Restated Charter of HealthStream, Inc. (1)

3.2	Amended and Restated Bylaws of HealthStream, Inc. (1)

4.1	Specimen of Common Stock Certificate (1)

5.1	Opinion of Bass, Berry & Sims PLC**

23.1	Consent of Ernst & Young, LLP**

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (See page II-5 of this Registration Statement)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-88939).

*	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Company on Form 8-K and incorporated by reference therein.

**	Filed herewith.